Exhibit 99.1
Energy Vault Reports Third Quarter 2024 Financial Results

Revenue backlog grew 33% quarter-over-quarter to $350 million primarily reflecting new contracts in the U.S. with Jupiter Power and Gridmatic; Australia project awards now exceed 2.6GWh
Transitional Q3 revenue yielded 40%+ GAAP gross margin with higher services and software content; YTD 2024 GAAP Gross Margins are 28.3%
Operating expense improved to $27.6 million in Q3 2024; Adjusted operating expense improved 13% year-over-year and 7% quarter-over-quarter to $15.2 million reflecting prior organizational realignment in Q2 2024
Commenced project financing for PG&E California long duration green hydrogen and Texas short duration storage projects, expected to bring $60-80 million of cash onto the balance sheet over the next two quarters
Rudong, China 25MW gravity system performance measurements for Round Trip Efficiency (RTE) tested at ~83%, placing it among the highest efficiency of any long-duration energy storage technology
The EVxTM Gravity Energy Storage System was recognized as one of TIME Magazine’s Top Inventions of 2024
Q4 2024 revenue ramp underway with battery shipments in the U.S. and project construction starts in Australia; affirming prior annual guidance within mid to low end of the range

WESTLAKE VILLAGE, Calif., November 12th, 2024 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a leader in sustainable, grid-scale energy storage solutions, announced financial results for the third quarter ended September 30, 2024.
“We made good progress in the quarter building our contracted revenue backlog by 33% while at the same time increasing our longer-term development pipeline of storage infrastructure projects in the U.S. and Australia with long-term offtake agreements,” said Robert Piconi, Chairman and CEO of Energy Vault. “With the first and largest green hydrogen storage microgrid project with PG&E in Calistoga, CA nearing completion, and the recently announced 10-year offtake agreement in place for the Cross Trails BESS project in Snyder, Texas, we are taking large steps in delivering innovative storage solutions while executing our strategy to build, own and operate storage assets that will create accretive, predictable and highly profitable cash flow streams over the long term. The Energy Vault Team is building strong momentum in new product innovations and global pipeline development as we close 2024.”

Financial Highlights
•Current revenue backlog of $350 million (increased 33% quarter-over-quarter), reflects the addition of a 100MW / 200MWh BESS project with Jupiter, and signed offtake agreement with Gridmatic for the 57MW / 114MWh Cross Trails BESS project as part of our ‘Build, Own and Operate Strategy’
•Current developed pipeline of shortlisted and awarded projects improved 11% quarter-over-quarter to 10.8 GWh, remaining stable at $2.7 billion, adjusted for prevailing market prices and foreign exchange rates
•With construction of BESS projects in Texas and Nevada now complete, the Company reported software and services-related revenue of $1.2 million in the third quarter
•Third quarter GAAP gross margin of 40.3% and gross profit of $0.5 million, driven by higher margin software and service revenue
•Operating expense improved to $27.6 million in Q3 2024; Adjusted operating expenses of $15.2 million, improved 13% year-over-year and 7% quarter-over-quarter following the organizational realignment in first half of 2024

•GAAP net loss of $(26.6) million during the quarter reflecting the lower quarterly revenue recognition, partially offset by lower operating expenses versus prior quarter and prior year
•Adjusted EBITDA improved $0.7 million or 5% quarter-over-quarter to $(14.7) million from $(15.4) million despite minimal revenue recognition due to lower cash operating expenses following the business realignment in first half of 2024
•Total cash and cash equivalents of $77.7 million and no debt on the balance sheet as of September 30, 2024. The company reported $48.3 million in use of cash from investing activities, mainly construction in progress on owned projects year-to date, which we expect to be offset with project financing and monetization of IRA-related tax credits over the next two quarters
•Initial contribution from new BESS projects with Jupiter in Texas and ACEN in Australia to near-term revenue and gross profit
•Strong pipeline of storage asset ownership opportunities and infrastructure projects in the U.S. and Australia totaling 30GWh+, expected to deliver long-term project EBITDA margins of 70-80%
•Energy Vault expects full-year 2024 guidance for Revenue, Gross Margin, Adjusted EBITDA and year-end cash to be within the mid to low end of the guidance range reflecting the timing of equipment deliveries and associated revenue recognition in Q4, as well as timing of cash receipts for project financing and returns of working capital. As part of the company’s ‘Build, Own & Operate Strategy’ announced earlier this year, management expects to retain ownership of approximately $100 million in storage assets rather than generate revenue through the sale of those projects in 2024, as previously guided

Operating and Other Highlights
•Executing on Australia growth strategy with two projects under construction and three additional projects awarded, including the recently announced 1 GWh Stoney Creek BESS Project in New South Wales
•Equipment contract executed with Jupiter Power for a 100MW / 200MWh battery energy storage project
•FID Approval for 57 MW / 114MWh Cross Trails Battery Energy Storage System in Texas and 10-Year Offtake Agreement with Gridmatic in the ERCOT region with commercial operation expected in 2Q 2025
•Commenced project finance for 293MWh ultra-long duration green hydrogen project in Calistoga, CA expected to close in Q4; 10-year offtake agreement with PG&E signed previously. Management to host investor and analyst event in Calistoga in December (details to be provided shortly)
•Encouraging RTE test data of approximately 83% from the 25 MW/100 MWh EVx™ Gravity Energy Storage System (GESS) in Rudong, China owned by Atlas Renewable and China Tianying Inc. (CNTY) (000035.SZ)
•Energy Vault's EVx gravity energy storage system was recently named one of TIME's Best Inventions of 2024 in the "Green Energy" category
•Energy Vault and Carbosulcis announce 100MW hybrid gravity energy storage project called Miniera di Energia to accelerate carbon free Technology Hub at Italy’s largest coal mining site in Sardinia; this unique solution leverages Energy Vault EV0TM gravity technology through a “modular pumped hydro” application

Conference Call Information
Energy Vault will host a conference call today, November 12, 2024 at 4:30 PM ET to discuss the results, followed by a Q&A session. A live webcast of the call can be accessed at https://investors.energyvault.com/events-and-presentations/events. To access the call, participants may dial 1-877-704-4453, international callers may use 1-201-389-0920, and request to join the Energy Vault earnings call. A telephonic replay will be available shortly after the conclusion of the call and until Tuesday, November 26, 2024. Participants may access the replay at

1-844-512-2921, international callers may use 1-412-317-6671 and enter access code 13749083. The call will also be available for replay via webcast link on the Investors portion of the Energy Vault website at https://investors.energyvault.com/.
About Energy Vault
Energy Vault® develops and deploys utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary gravity-based storage, battery storage, and green hydrogen energy storage technologies. Each storage solution is supported by the Company’s hardware technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short-and-long-duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Utilizing eco-friendly materials with the ability to integrate waste materials for beneficial reuse, Energy Vault’s gravity-based energy storage technology is facilitating the shift to a circular economy while accelerating the global clean energy transition for its customers. Please visit www.energyvault.com for more information.
Non-GAAP measures
Energy Vault has provided a reconciliation of net loss to adjusted EBITDA, with net loss being the most directly comparable GAAP measure, for the historical periods in this press release. Energy Vault has also provided a reconciliation of reported S&M, R&D and G&A expenses to adjusted S&M expenses, adjusted R&D expenses, and adjusted G&A expenses, respectively, and a reconciliation of reported operating expenses to adjusted operating expenses for the historical periods in this press release. A reconciliation of projected non-GAAP measures for the full-year 2024 has not been provided because certain information necessary to calculate such measures on a GAAP basis is not available without unreasonable efforts or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.
Developed pipeline reflects uncontracted, potential revenue, from projects in which potential prospective customers have either awarded a project to the Company, or have put the Company on a shortlist to be awarded a project.
Backlog reflects contracted but unrecognized revenue from projects and services yet to be completed, unrecognized revenue or other income from intellectual property licensing agreements, and unrecognized revenue from tolling arrangements
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans, and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans; the uncertainly of our awards, bookings, backlog and developed pipeline equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding orders or sales; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 13, 2024, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	September 30, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$51,124	$109,923
Restricted cash	26,560	35,632
Accounts receivable, net	2,309	27,189
Contract assets, net	26,445	84,873
Inventory	107	415
Customer financing receivable, current portion, net	1,242	2,625
Advances to suppliers	19,021	8,294
Prepaid expenses and other current assets	4,860	4,520
Assets held for sale	—	6,111
Total current assets	131,668	279,582
Property and equipment, net	90,289	31,043
Intangible assets, net	3,824	1,786
Operating lease right-of-use assets	1,249	1,700
Customer financing receivable, long-term portion, net	6,918	6,698
Investments	17,528	17,295
Other assets	1,382	2,649
Total Assets	$252,858	$340,753
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$38,789	$21,165
Accrued expenses	20,869	85,042
Contract liabilities, current portion	10,405	4,923
Lease liabilities, current portion	391	724
Total current liabilities	70,454	111,854
Deferred pension obligation	1,937	1,491
Contract liabilities, long-term portion	—	1,500
Other long-term liabilities	1,361	2,115
Total liabilities	73,752	116,960
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 151,542 and 146,577 issued and outstanding at September 30, 2024 and December 31, 2023, respectively	15	15
Additional paid-in capital	502,707	473,271
Accumulated deficit	(321,992)	(248,072)
Accumulated other comprehensive loss	(1,590)	(1,421)
Non-controlling interest	(34)	—
Total stockholders’ equity	179,106	223,793
Total Liabilities and Stockholders’ Equity	$252,858	$340,753

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$1,199	$172,205	$12,728	$223,307
Cost of revenue	716	165,057	9,128	209,793
Gross profit	483	7,148	3,600	13,514
Operating expenses:
Sales and marketing	4,347	4,183	13,378	13,609
Research and development	5,704	8,156	19,621	29,552
General and administrative	17,270	15,810	48,812	52,222
Depreciation and amortization	251	235	825	670
Asset impairment and loss on sale of assets	(14)	—	551	—
Total operating expenses	27,558	28,384	83,187	96,053
Loss from operations	(27,075)	(21,236)	(79,587)	(82,539)
Other income (expense):
Interest expense	(43)	(18)	(89)	(19)
Interest income	1,439	1,919	5,011	6,149
Other income (expense), net	(937)	(8)	711	(259)
Loss before income taxes	(26,616)	(19,343)	(73,954)	(76,668)
Provision for income taxes	—	(401)	—	(397)
Net loss	(26,616)	(18,942)	(73,954)	(76,271)
Net loss attributable to non-controlling interest	(23)	—	(34)	—
Net loss attributable to Energy Vault Holdings, Inc.	$(26,593)	$(18,942)	$(73,920)	$(76,271)

Net loss per share attributable to Energy Vault Holdings, Inc. — basic and diluted	$(0.18)	$(0.13)	$(0.50)	$(0.54)
Weighted average shares outstanding — basic and diluted	150,812	143,867	148,998	142,052

Other comprehensive income (loss) — net of tax
Actuarial loss on pension	$(187)	$(130)	$(415)	$(184)
Foreign currency translation gain	109	42	246	208
Total other comprehensive (loss) income attributable to Energy Vault Holdings, Inc.	(78)	(88)	(169)	24
Total comprehensive loss attributable to Energy Vault Holdings, Inc.	$(26,671)	$(19,030)	$(74,089)	$(76,247)

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2024	2023
Cash Flows From Operating Activities
Net loss	$(73,954)	$(76,271)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	825	670
Non-cash interest income	(1,159)	(1,039)
Stock based compensation	29,436	34,523
Asset impairment and loss on sale of assets	551	—
Change in derivative asset	820	—
Provision for credit losses	2,214	234
Foreign exchange losses	301	308
Change in operating assets	73,013	(2,938)
Change in operating liabilities	(53,087)	(71,537)
Net cash used in operating activities	(21,040)	(116,050)
Cash Flows From Investing Activities
Proceeds from sale of property and equipment	221	—
Purchase of property and equipment	(48,306)	(27,182)
Purchase of equity securities	—	(6,000)
Net cash used in investing activities	(48,085)	(33,182)
Cash Flows From Financing Activities
Proceeds from exercise of stock options	—	223
Proceeds from insurance premium financings	2,745	1,250
Repayment of insurance premium financings	(1,567)	(394)
Payment of taxes related to net settlement of equity awards	(408)	(5,703)
Payment of finance lease obligations	(205)	(31)
Net cash provided by (used in) financing activities	565	(4,655)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	689	(73)
Net decrease in cash, cash equivalents, and restricted cash	(67,871)	(153,960)
Cash, cash equivalents, and restricted cash – beginning of the period	145,555	286,182
Cash, cash equivalents, and restricted cash – end of the period	77,684	132,222
Less: Restricted cash at end of period	26,560	57,986
Cash and cash equivalents - end of period	$51,124	$74,236

Supplemental Disclosures of Cash Flow Information:
Income taxes paid	51	46
Cash paid for interest	89	19
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Actuarial loss on pension	(415)	(184)
Property, plant and equipment financed through accounts payable	7,946	3,595
Assets acquired on finance lease	120	—

Non-GAAP Financial Measures
To complement our condensed consolidated statements of operations, we use non-GAAP financial measures of adjusted selling and marketing (“S&M”) expenses, adjusted research and development (“R&D”) expenses, adjusted general and administrative (“G&A”) expenses, adjusted operating expenses, and adjusted EBITDA. Management believes that these non-GAAP financial measures complement our GAAP amounts and such measures are useful to securities analysts and investors to evaluate our ongoing results of operations when considered alongside our GAAP measures. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to other measures of financial performance calculated in accordance with GAAP. These non-GAAP measures and their reconciliation to GAAP financial measures are shown below.
Effective September 30, 2024, the Company has included provision (benefit) for credit losses as a non-GAAP adjustment because management does not consider this item in assessing our ongoing performance. Prior periods have been adjusted to include provision (benefit) for credit losses as a non-GAAP adjustment.
The following table provides a reconciliation from GAAP S&M expenses to non-GAAP adjusted S&M expenses (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
S&M expenses (GAAP)	$4,347	$4,183	$13,378	$13,609
Non-GAAP adjustment:
Stock-based compensation expense	1,794	1,801	5,291	5,477
Reorganization expenses	—	—	288	—
Adjusted S&M expenses (non-GAAP)	$2,553	$2,382	$7,799	$8,132
The following table provides a reconciliation from GAAP R&D expenses to non-GAAP adjusted R&D expenses (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
R&D expenses (GAAP)	$5,704	$8,156	$19,621	$29,552
Non-GAAP adjustments:
Stock-based compensation expense	2,241	2,898	6,527	8,832
Reorganization expenses	—	—	503	—
Adjusted R&D expenses (non-GAAP)	$3,463	$5,258	$12,591	$20,720
The following table provides a reconciliation from GAAP G&A expenses to non-GAAP adjusted G&A expenses (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
G&A expenses (GAAP)	$17,270	$15,810	$48,812	$52,222
Non-GAAP adjustments:
Stock-based compensation expense	6,213	6,015	17,618	20,214
Reorganization expenses	(23)	—	895	—
Provision (benefit) for credit losses	1,861	(5)	2,214	236
Adjusted G&A expenses (non-GAAP)	$9,219	$9,800	$28,085	$31,772

The following table provides a reconciliation from GAAP operating expenses to non-GAAP operating expenses (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses (GAAP)	$27,558	$28,384	$83,187	$96,053
Non-GAAP adjustments:
Stock-based compensation expense	10,248	10,714	29,436	34,523
Depreciation and amortization	251	235	825	670
Asset impairment and loss on sale of assets	(14)	—	551	—
Reorganization expenses	(23)	—	1,686	—
Provision (benefit) for credit losses	1,861	(5)	2,214	236
Adjusted operating expenses (non-GAAP)	$15,235	$17,440	$48,475	$60,624
The following table provides a reconciliation from net loss to non-GAAP adjusted EBITDA, with net loss being the most directly comparable GAAP measure (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(26,593)	$(18,942)	$(73,920)	$(76,271)
Non-GAAP adjustments:		—	—
Interest income, net	(1,395)	(1,902)	(4,921)	(6,131)
Provision for income taxes	—	(401)	—	(397)
Depreciation and amortization	251	235	825	670
Stock-based compensation expense	10,248	10,714	29,436	34,523
Reorganization expenses	(23)	—	1,686	—
Gain on derecognition of contract liability	—	—	(1,500)	—
Asset impairment and loss on sale of assets	(14)	—	551	—
Change in fair value of derivative asset — conversion option	820	—	820	—
Provision (benefit) for credit losses	1,861	(5)	2,214	236
Foreign exchange losses	194	50	301	308
Adjusted EBITDA (non-GAAP)	$(14,651)	$(10,251)	$(44,508)	$(47,062)
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The adjusted EBITDA measure excludes the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitates review of our operating performance on a period-to-period basis.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.

Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com